UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2007

WOLVERINE TUBE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12164	63-0970812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Clinton Avenue West, Suite 1000 Huntsville, Alabama	35801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (256) 353-1310

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 29, 2007, the Board of Directors (the “Board”) of Wolverine Tube, Inc. (the “Company”) approved the 2007 Non-Qualified Stock Option Plan (the “2007 Plan”) which provides for the grant of non-qualified stock options to certain of the Company’s employees and consultants. A summary of the principal provisions of the 2007 Plan is set forth below in Item 5.02 and is incorporated herein by reference.

On the same date, the Board approved an option grant to The Alpine Group, Inc. (“Alpine”) under the 2007 Plan pursuant to a Non-Qualified Stock Option Agreement (the “Alpine Stock Option Agreement”). The following summary is qualified by the full text of the Alpine Stock Option Agreement, which is attached hereto as to Exhibit 10.2 and is incorporated herein by reference.

The Alpine Stock Option Agreement grants to Alpine, as consultant, an option to purchase 4,399,059 shares of the Company’s common stock (the “Alpine Option”). The Alpine Option vests ratably at a rate of twenty percent on each anniversary of the original grant date, subject to accelerated vesting as described below. The applicable exercise prices for vested option shares under the Alpine Option are as follows:

Exercise Price
40% of vested option shares	$1.10
30% of vested option shares	$1.40
30% of vested option shares	$2.20

The Alpine Option has a 10-year term, subject to early termination in the event that Alpine’s consulting relationship with the Company is terminated prior to the end of such term. Upon such early termination, the Alpine Option will remain exercisable as to all vested portions and will be terminated as to all unvested portions. In addition, vesting of the Alpine Option will be accelerated in the event that the Company fails to offer to extend the term of the Management Agreement between the Company and Alpine, dated February 16, 2007 (the “Management Agreement”). If the Company offers to extend the term of the Management Agreement, but Alpine declines to accept such offer, any unvested portion of the Alpine Option will terminate as of the expiration of the term of the Management Agreement.

Under the Alpine Stock Option Agreement, if on the six-month anniversary of the effective date of the Management Agreement, the Company has not yet named a chief executive officer, Alpine will automatically receive, on each of the six-month and 18-month anniversaries of the effective date of the Management Agreement, an option to purchase an additional amount of shares of common stock equal to 0.5% of the total shares authorized under the 2007 Plan, with each such option having the same exercise prices as the initial Alpine Option.

Alpine holds 10,000 shares of Series A Convertible Preferred Stock (the “Preferred Stock”) of the Company that it purchased pursuant to a Preferred Stock Purchase Agreement dated January 31, 2007 (the “Purchase Agreement”), and under that Purchase Agreement, it has the obligation and right to purchase additional shares of Preferred Stock in certain circumstances.

The Company has granted Alpine registration rights with respect to such shares pursuant to a Registration Rights Agreement, dated as of February 16, 2007. Alpine is party to the Management Agreement with the Company, in which it has agreed to provide certain strategic, consulting and administrative services for the benefit of the Company for two years for a management fee of $1,250,000 per year. Alpine is also party to a Voting Agreement with the Company, dated February 16, 2007, in which it agreed that it would not be entitled to cast votes in excess of 49% of the total voting power of the Company until the earlier of April 1, 2009, or the redemption and cancellation of the 10.5% Senior Notes issued by the Company. Under the Purchase Agreement, Alpine and its co-investor have certain rights to designate a majority of the members of the Board. On February 24, 2007, Steven S. Elbaum, Chairman and Chief Executive Officer of Alpine, became the Company’s Chairman of the Board, and K. Mitchell Posner, Executive Vice President of Alpine, became a director of the Company. Harold Karp, Senior Vice President of Alpine, became the Company’s President and Chief Operating Officer on February 16, 2007.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of the 2007 Plan

As noted above in Item 1.01, on March 29, 2007, the Board approved the 2007 Plan. A summary of the principal provisions of the 2007 Plan is set forth below. This summary is qualified by the full text of the 2007 Plan, which is attached hereto as to Exhibit 10.1 and incorporated herein by reference.

Administration. The 2007 Plan will be administered and interpreted by a committee (the “Committee”) appointed by the Board. The Committee will have full authority to establish rules and regulations for the proper administration of the 2007 Plan, to select the eligible individuals to whom awards are granted, and to set the date of grant, the number of shares covered by the award, the exercise price, the time at which such awards may be subject to forfeiture (if any), the vesting schedule (if any), the rights to accelerated vesting and the other terms and conditions of the awards, consistent with the terms of the 2007 Plan.

Shares Available. The maximum aggregate number of shares reserved and available for grant under the 2007 Plan is the lesser of (a) 25,000,000 shares of the common stock of the Company or (b) 15% of the outstanding shares of the common stock of the Company calculated on a fully diluted basis following (i) the closing of a common stock rights offering to be conducted by the Company pursuant to the Purchase Agreement; (ii) the subsequent acquisition, if any, of additional shares of Preferred Stock of the Company by Alpine and its co-investor pursuant to their rights offering standby commitment under the Purchase Agreement; and (iii) the exercise, if any, of the option held by Alpine and its co-investor under the Purchase Agreement to purchase additional shares of Preferred Stock following the rights offering to maintain their aggregate ownership to at least 55% of the Company’s common stock, on an as-converted basis. Shares available for issuance under the 2007 Plan and shares covered by outstanding options (along with the relevant exercise prices) are subject to adjustment in the event of certain changes in the Company’s capital structure, including stock splits, stock dividends, recapitalizations, reorganizations, certain fundamental transactions and the rights offering and related transactions.

Eligibility. Option awards under the 2007 Plan may only be granted to employees and prospective employees of the Company and certain affiliates, as well as persons who provide bona fide consulting or advisory services to the Company or certain affiliates pursuant to a written agreement.

Awards. The 2007 Plan provides for the grant of non-qualified stock options to purchase shares of the Company’s common stock to eligible persons, as evidenced by an option agreement consistent with the terms of the 2007 Plan. The Committee sets the exercise price for each option, which may be less than the fair market value of the Company’s common stock on the grant date, provided that any such option will be structured in a manner intended to comply with or be exempt from recent rules governing discounted stock options under Section 409A of the Internal Revenue Code (“Code”). The Committee may fix the terms of option awards, provided that no option may be exercisable more than 10 years from the grant date. The Committee sets the vesting of option awards, and may waive or accelerate such vesting, consistent with Section 409A of the Code if applicable.

Transferability. An option award generally may not be transferred other than by will or by the laws of descent and distribution, subject to the Committee’s ability to determine, at grant or thereafter, that an option is transferable to certain family members under limited circumstances.

Termination of a Participant. Unless otherwise determined by the Committee at grant (or thereafter if no rights of the participant are reduced), options that are unvested at the time of a participant’s termination of employment or consultancy will terminate and expire as of that date. In the event of the participant’s termination by reason of death or disability, termination without cause, or voluntary termination, all vested options may be exercised for varying periods following such termination. If a participant’s termination is for cause or is a voluntary termination after an event that would be grounds for a termination for cause, all options, whether or not vested, will terminate as of such date.

Change in Control. Upon a change in control of the Company (as defined in the 2007 Plan), except as otherwise provided in an option award agreement, a participant’s outstanding unvested option awards will not automatically vest. In such an event, the Committee possesses the discretion to continue the awards or substitute new option awards, provide for the purchase or cash-out of such awards, cancel such awards in certain circumstances, or accelerate vesting of option awards and/or otherwise fashion appropriate treatment of any option awards.

Amendment and Termination. The Board or the Committee may amend the 2007 Plan, and the Committee may amend the terms of any outstanding option award, at any time. However, the rights of any holder of outstanding options may not be impaired without the consent of such holder, except that the Board or the Committee may amend the 2007 Plan or any award granted thereunder at any time without a participant’s consent to comply with Section 409A of the Code or any other applicable law. The Committee may terminate the 2007 Plan at any time. In no event may an award be granted on or after the tenth anniversary of the effective date of the 2007 Plan, but awards granted prior to such date may extend beyond such date.

Grant of 2007 Plan Options

On March 29, 2007, the Board granted options under the 2007 Plan to officers and employees of the Company pursuant to a Non-Qualified Stock Option Agreement (the “Employee Stock Option Agreement”), including grants to the following named executive officers:

Name	Shares Underlying Options
Harold Karp	700,000
John Van Gerwen	325,000
James E. Deason	325,000
Garry Johnson	225,000

The option grants made pursuant to the Employee Stock Option Agreement vest ratably at a rate of twenty percent on each anniversary of the original grant date. The applicable exercise prices for vested option shares under the Employee Stock Option Agreements are as follows:

Exercise Price
40% of vested option shares	$1.10
30% of vested option shares	$1.40
30% of vested option shares	$2.20

The option grants under the Employee Stock Option Agreement have a 10-year term, except that (a) unvested options will expire as of the date of the participant’s termination, (b) vested options are only exercisable pursuant to the following schedule:

Vesting Date	Exercise Period
1/2 Tranche vesting in 2008	2010
1/2 Tranche vesting in 2008	2011
1/2 Tranche vesting in 2009	2012
1/2 Tranche vesting in 2009	2013
Full Tranche vesting in 2010	2014
Full Tranche vesting in 2011	2015
Full Tranche vesting in 2012	2016

and (c) in the event of the participant’s termination by reason of death or disability or separation from service without cause, all vested options may be exercised for periods ranging from 30 to 90 days following such termination or separation (or 30 to 90 days following certain specified periods after separation), depending on the circumstances.

The preceding summary is qualified by the full text of the Employee Stock Option Agreement, a form of which is attached hereto as to Exhibit 10.3 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Wolverine Tube, Inc. 2007 Non-Qualified Stock Option Plan

10.2	Non-Qualified Stock Option Agreement pursuant to the 2007 Non-Qualified Stock Option Plan, dated March 29, 2007, between the Company and The Alpine Group, Inc.

10.3	Form of Non-Qualified Stock Option Agreement pursuant to the 2007 Non-Qualified Stock Option Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: April 2, 2007

WOLVERINE TUBE, INC.

By:	/s/ JAMES E. DEASON
James E. Deason
Senior Vice President,
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Wolverine Tube, Inc. 2007 Non-Qualified Stock Option Plan

10.2	Non-Qualified Stock Option Agreement pursuant to the 2007 Non-Qualified Stock Option Plan, dated March 29, 2007, between the Company and The Alpine Group, Inc.

10.3	Form of Non-Qualified Stock Option Agreement pursuant to the 2007 Non-Qualified Stock Option Plan